UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Town Centre Way Suite 400 Knoxville, Tennessee 37919	37919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreement

On October 2, 2015, Team Health, Inc., a Tennessee corporation, (“Team Health”), a wholly-owned subsidiary of Team Health Holdings, Inc., a Delaware corporation (the “Company”), and certain of the lenders under Team Health’s existing senior credit facilities consisting of a $585 million senior secured tranche A term loan facility (the “Existing Tranche A Facility”) and a $650 million revolving credit facility (the “Existing Revolving Credit Facility”) entered into an amendment (the “First Amendment”) to Team Health’s existing credit agreement (the “Existing Credit Agreement”). The First Amendment (a) allowed for the amendment and restatement of the Existing Credit Agreement to permit a senior secured tranche B term loan facility in an aggregate principal amount of up to $1.15 billion (the “New Tranche B Facility”) dated on or around the date of the closing of the Merger, (b) amended the Existing Credit Agreement to permit the incurrence of the Notes described below in an aggregate principal amount not to exceed $1.00 billion and (c) effected other changes as contemplated therein.

On November 23, 2015 (the “Restatement Effective Date”), in connection with the Merger (as defined below) and as contemplated by the First Amendment, Team Health entered into an amended and restated credit agreement (the “Credit Agreement”) and other customary agreements, consisting of (1) the Existing Credit Facilities and (2) the New Tranche B Facility (collectively, the “Restated Facilities”). On the Restatement Effective Date and pursuant to the Credit Agreement, Team Health also obtained an incremental tranche B term loan facility (the “Incremental Tranche B Term Facility”) in an aggregate principal amount of $165 million.

The Existing Revolving Credit Facility includes subfacilities allowing for the issuance of letters of credit and for borrowings on same-day notice referred to as swingline loans. In addition, the Restated Facilities also provided Team Health with the option to raise incremental credit facilities (including options to add new term loan facilities and/or revolving credit facilities or increase the amount available under existing term loan facilities and/or the revolving credit facility, in each case, by an aggregate amount of up to $350 million ($165 million of which was drawn on the Restatement Effective Date under the Incremental Tranche B Term Facility), plus an unlimited amount subject to satisfaction of a first lien leverage-based test), refinance the loans with debt incurred outside the credit agreement provided that such debt is unsecured or secured on a junior basis and extend the maturity date of the revolving loans and term loans, in each case, subject to certain limitations. Borrowings under the Existing Credit Facilities bear interest, at Team Health’s option, at a rate equal to a margin over either (a) a base rate or (b) a LIBOR rate. The applicable margin for borrowings under the Existing Credit Facilities is initially 2.25% in the case of borrowings bearing interest based on LIBOR, or 1.25% in the case of borrowings bearing interest based on the base rate. The applicable margin for borrowings under the Existing Credit Facilities may be decreased if Team Health’s first lien net leverage ratio decreases.

Borrowings under the New Tranche B Facility and the Incremental Tranche B Facility will bear interest, at Team Health’s option, at a rate equal to 3.75% in the case of borrowings bearing interest based on LIBOR and 2.75% in the case of borrowings bearing interest based on the base rate.

In addition to paying interest on outstanding principal under the Restated Facilities, Team Health is required to pay a commitment fee to the lenders under the Existing Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate will be 0.35% per annum, but is subject to a step-down to 0.30% upon the achievement of a specified first lien net leverage ratio. Team Health is also required to pay customary letter of credit fees.

The Restated Facilities will require Team Health to prepay outstanding term loans, subject to certain exceptions, with: (a) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Team Health, the Company or any of its restricted subsidiaries (including insurance and condemnation proceeds), if Team Health does not (i) reinvest those net cash proceeds within 15 months in assets to be used in our business or to make certain other permitted investments or (ii) enter into a legally binding commitment within 15 months to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments as long as such reinvestment is completed within 180 days of the date of such legally binding commitment; and (b) 100% of the net cash proceeds of any incurrence of debt by Team Health, the Company or any of its restricted subsidiaries, other than debt permitted under the Restated Facilities.

The foregoing mandatory prepayments are required to be applied to outstanding loans made under the Existing Tranche A Facility or the New Tranche B Facility as directed by Team Health in direct order of maturity and Team Health shall determine the allocations of any such prepayments among any class of such loans.

Team Health has the ability to voluntarily repay outstanding loans at any time, subject to (i) in the case of the New Tranche B Facility only, a 1.00% premium for (a) any repricing transaction the proceeds of which are used to prepay any portion of the New Tranche B Facility or (b) any amendment, modification or waiver that results in a repricing transaction, in each case, within six months of the Restatement Effective Date and (ii) than customary “breakage” costs with respect to LIBOR loans.

All obligations under the Restated Facilities are unconditionally guaranteed by the Company and, subject to certain exceptions, each of its existing and future material domestic wholly-owned restricted subsidiaries, referred to in this section, collectively, as “Guarantors.”

All obligations under the Restated Facilities, and the guarantees of those obligations, are secured by the following assets of the Company, Team Health and each Guarantor, subject to certain exceptions: (a) a first-priority pledge of 100% of the capital stock of Team Health, 100% of the capital stock of our wholly-owned restricted domestic subsidiaries that are directly owned by Team Health or one of the Guarantors and 65% of the capital stock of each of Team Health’s wholly-owned first tier restricted foreign subsidiaries that are directly owned by Team Health or one of the Guarantors; and (b) a security interest in, and mortgages on, substantially all tangible and intangible assets of the Company, Team Health and each Guarantor.

The Restated Facilities contain restrictive covenants that limit, among other things, subject to certain exceptions, the ability of the Company, Team Health, each Guarantor and their respective restricted subsidiaries to: incur additional indebtedness and make guarantees; create liens on assets; enter into sale and leaseback transactions; engage in mergers or consolidations; sell assets; make fundamental organizational changes; pay dividends and distributions or repurchase our capital stock; make investments, loans or advances; repay subordinated indebtedness; make certain acquisitions; engage in certain transactions with affiliates; enter into certain restrictive agreements; amend material agreements governing Team Health’s subordinated indebtedness; change Team Health’s lines of business; and change the status of the Company or Team Finance LLC, a Delaware limited liability company, as a passive holding company.

Team Health and its restricted subsidiaries are required to maintain a total net leverage ratio not exceeding 6.25:1.00, with step-downs to (x) 5.75:1.00 for the four-fiscal-quarter periods ending on and after the last day of the first fiscal quarter ending one year after the Restatement Effective Date, (y) 5.25:1.00 for the four-fiscal-quarter periods ending on and after the last day of the first fiscal quarter ending three years after the Restatement Effective Date and (z) 5.00:1.00 for the four-fiscal-quarter periods ending on and after the last day of the first fiscal quarter ending four years after the Restatement Effective Date.

The Restated Facilities also contain certain customary representations and warranties, affirmative covenants and events of default. If an event of default occurs, the lenders under the Restated Facilities are entitled to take various actions, including the acceleration of amounts due under the Restated Facilities and all actions permitted to be taken by a secured creditor.

The Company used the net proceeds from the New Tranche B Facility to pay the cash consideration for the Merger, refinance certain indebtedness of IPC Healthcare, Inc., a Delaware corporation (“IPC”), and pay related transaction costs. Team Health used the net proceeds from the Incremental Tranche B Term Facility to refinance certain existing indebtedness of Team Health under the Existing Revolving Credit Facility with any excess thereof retained by Team Health as cash on its balance sheet.

The foregoing summaries of the Credit Agreement and the Restated Facilities do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference

Senior Notes and Indenture

On November 23, 2015, Team Health completed the previously announced private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of $545 million aggregate principal amount of 7.250% Senior Notes due 2023 (the “Notes”), pursuant to the indenture (the “Indenture”), dated as of November 23, 2015, among Team Health, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes are senior unsecured obligations and are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors, including the Company.

The Notes bear interest at 7.250% per annum and mature on December 15, 2023. Interest is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2016, to holders of record at the close of business on June 1 or December 1, as the case may be, immediately preceding each such interest payment date.

Prior to December 15, 2018, Team Health may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if any, plus the “make-whole” premium set forth in the Indenture. On and after December 15, 2018, Team Health may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, prior to December 15, 2018, Team Health may also redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 107.250% of the aggregate principal amount thereof, in each case, using an amount not to exceed the net proceeds from certain equity offerings, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains restrictive covenants that limit among other things, the ability of the Company and its restricted subsidiaries, including Team Health, to incur or guarantee additional debt or issue disqualified stock or certain preferred stock; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments; incur certain liens; enter into certain transactions with affiliates; merge or consolidate; enter into agreements that restrict the ability of certain restricted subsidiaries to make dividends or other payments to Team Health or the Guarantors; designate restricted subsidiaries as unrestricted subsidiaries; and transfer or sell certain assets. These covenants are subject to a number of important limitations and exceptions. The Indenture also contains customary events of default which would permit the holders of the Notes to declare those Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The Company used the net proceeds from the Notes to pay a portion of the consideration for the Merger (as defined below).

The foregoing summaries of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 23, 2015, the Company completed its previously announced acquisition of IPC. Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 4, 2015, among the Company, IPC and Intrepid Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into IPC (the “Merger”), with IPC surviving the Merger as a wholly-owned subsidiary of the Company.

At the effective time of the Merger, each share of IPC common stock issued and outstanding immediately prior to the effective time (other than shares (i) owned by the Company or Merger Sub, (ii) held in treasury by IPC or (iii) owned by IPC stockholders who have perfected and not withdrawn a demand for appraisal under Delaware law) were converted into the right to receive $80.25 per share in cash, without interest.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on August 4, 2015, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing, among other things, the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Audited consolidated financial statements of IPC Healthcare, Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, which is incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K.

Unaudited consolidated financial statements of IPC Healthcare, Inc. as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014, which is incorporated herein by reference to Exhibit 99.3 to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Combined Financial Information, which is incorporated herein by reference to Exhibit 99.4 to this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of August 4, 2015, by and among the Company, IPC and Merger Sub (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2015).

4.1*	Indenture, dated as of November 23, 2015, among Team Health, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1*	Second Amended and Restated Credit Agreement, dated as of November 23, 2015, among Team Health, Inc., Team Health Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, each lender from time to time party thereto and Citigroup Global Markets Inc., as Syndication Agent.

23.1*	Consent of Ernst & Young LLP.

99.1*	Press Release Announcing Closing of the Merger, dated November 23, 2015.

99.2*	Audited consolidated financial statements of IPC Healthcare, Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014.

99.3*	Unaudited consolidated financial statements of IPC Healthcare, Inc. as of September 30, 2015 and for the nine months ended September 30, 2014 and 2014.

99.4*	Unaudited Pro Forma Combined Financial Information

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

By:	/S/ David P. Jones
Name:	David P. Jones
Title:	Executive Vice President and Chief Financial Officer

November 23, 2015

EXHIBIT INDEX

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of August 4, 2015, by and among the Company, IPC and Merger Sub (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2015).

4.1*	Indenture, dated as of November 23, 2015, among Team Health, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1*	Second Amended and Restated Credit Agreement, dated as of November 23, 2015, among Team Health, Inc., Team Health Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, each lender from time to time party thereto and Citigroup Global Markets Inc., as Syndication Agent.

23.1*	Consent of Ernst & Young LLP.

99.1*	Press Release Announcing Closing of the Merger, dated November 23, 2015.

99.2*	Audited consolidated financial statements of IPC Healthcare, Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014.

99.3*	Unaudited consolidated financial statements of IPC Healthcare, Inc. as of September 30, 2015 and for the nine months ended September 30, 2014 and 2014.

99.4*	Unaudited Pro Forma Combined Financial Information

*	Filed herewith.